EXHIBIT 99.3
FORM OF LETTER TO CLIENTS

REYNOLDS GROUP ISSUER INC.
REYNOLDS GROUP ISSUER LLC
REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A.

OFFER TO EXCHANGE
ANY AND ALL OUTSTANDING

9.875% Senior Notes due 2019 (originally issued on February 15, 2012)
for
a Like Principal Amount of Corresponding New Notes
Registered Under the Securities Act of 1933, as amended (the “Securities Act”)

SOLICITATION OF CONSENTS TO THE PROPOSED AMENDMENTS TO THE
INDENTURE GOVERNING THE 9.875% SENIOR NOTES DUE 2019
(ORIGINALLY ISSUED ON FEBRUARY 15, 2012)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON               , 2012 (WHICH DATE AND TIME ARE REFERRED TO AS THE “EXPIRATION DATE”), UNLESS EXTENDED, IN WHICH CASE “EXPIRATION DATE” MEANS THE LATEST DATE AND TIME TO WHICH THE EXCHANGE OFFER IS EXTENDED. OLD NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:

We are enclosing with this letter a Prospectus, dated               , 2012, of Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, and Reynolds Group Issuer (Luxembourg) S.A. (collectively, the “Issuers”) and the related Letter of Transmittal (the “Letter of Transmittal”). These two documents together constitute the Issuers’ offer (the “Exchange Offer”) to exchange their 9.875% Senior Notes due 2019 (originally issued on February 15, 2012) (the “Old Notes”), for a like principal amount of their new 9.875% Senior Notes due 2019 (issued under a supplemental indenture to the indenture dated August 9, 2011), which have been registered under the Securities Act (the “New Notes”) from the registered holders thereof (each, a “Holder” and, collectively, the “Holders”), upon the terms and subject to the conditions of the Exchange Offer. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

The Issuers are also soliciting consents from Holders of the Old Notes, upon the terms and subject to the conditions set forth in the Letter of Transmittal and in the Prospectus, to eliminate or amend substantially all of the restrictive covenants, and modify certain of the events of default and various other provisions, contained in the indenture governing the Old Notes (collectively, the “Proposed Amendments”. Holders may not deliver consents to the Proposed Amendments without tendering their Old Notes, and holders may not tender their Old Notes without delivering the related consents. The tender of Old Notes pursuant to the Exchange Offer will be deemed to automatically constitute delivery of a consent with respect to the Old Notes tendered, except as provided herein. All references to procedures for tendering Old Notes shall include such deemed delivery of consents.

We are the Holder of record of Old Notes held by us for your own account. A tender of your Old Notes held by us can be made only by us as the registered Holder according to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account upon the terms and subject to the conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal.

Pursuant to the Letter of Transmittal, we will represent to the Issuers that:

•	any New Notes acquired in exchange for tendered Old Notes by you will be acquired in the ordinary course of your business;

•	you have no arrangements or understandings with any person to participate in the distribution of the New Notes within the meaning of the Securities Act;

•	you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Issuer or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

•	if you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes, that the Old Notes to be exchanged for New Notes were acquired by you as a result of market-making activities or other trading activities, and you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR OLD NOTES, PLEASE SO INSTRUCT US BY COMPLETING, SIGNING AND RETURNING TO US THE INSTRUCTION FORM BELOW.

If we do not receive written instructions in accordance with such form and the procedures set forth in the Prospectus and Letter of Transmittal, we will not tender any of your Old Notes.

Please read carefully the enclosed material as you consider the Exchange Offer.

Very truly yours,

REYNOLDS GROUP ISSUER INC.
REYNOLDS GROUP ISSUER LLC
REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A.

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